EXHIBIT 10.3
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                                    GUARANTY


    In consideration for Triangle Technology Leasing (as "Lessor") entering into the Master Lease Agreement dated July 23, 1997 and all of its related Equipment Schedules issued pursuant thereto (the "Lease") with Tangram Enterprise Solutions, Inc., a PA Corporation (as "Lessee"), a subsidiary of the undersigned, the undersigned hereby guarantees the prompt and complete performance by said Lessee of all the terms and conditions of said Lease to be performed by it, including but not limited to, the prompt payment of all rentals and other sums payable thereunder. Without limitation, the foregoing includes all payments due from Lessee under any indemnification and hold harmless obligation which is set forth in the Lease, including attorneys fees and court costs, which Lessor and its successors and assigns, may incur or sustain by reason of the failure of said Lessee to fully perform and comply with the terms and conditions of said Lease;

    This is a continuing, absolute and unconditional guaranty of performance and payment and not of collection. The undersigned specifically waives any right to subrogation, setoff or counterclaim, and any defense for changes in applicable law or any other circumstances which might constitute a legal or equitable defense or discharge of a guarantor or surety. The undersigned waives any right to require a proceeding first against the Lessee or to exhaust any security for the performance of the obligations of the Lessee, and waives notice of acceptance hereof and of defaults thereunder. The undersigned agrees that the liability of the undersigned shall not be affected or decreased by any amendment, termination, extension, renewal, waiver or modification of said Lease or the rejection or disaffirmation thereof in bankruptcy or like proceedings and that certain obligations under the Lease may be accelerated upon any nonpayment thereof by the Lessee. This Guaranty shall be specifically assignable to and inure to the benefit of Lessor's Assignee and Secured Party as set forth in the Lease and is irrevocable so long as there are any obligations of Lessee remaining under the Lease.

    Notwithstanding anything to the contrary herein contained, in the event the Lessee interest in the Lease is ever held by an entity which is not a wholly owned subsidiary of the Guarantor, then Guarantor may give notice thereof to Lessor and following receipt by Lessor of such notice, (i) Guarantor shall not be bound by any amendments, extensions, restatements of other Lease modifications thereafter made, unless Guarantor has given its express written consent thereto in each instance, and (ii) Guarantor shall be entitled to the same notice period in which to effect a cure of any Lessee default as is granted to Lessee pursuant to the Lease or applicable law. Lessor shall always accept payment or performance by Guarantor. All defenses, other than those relating to Lessee's insolvency or bankruptcy, which are available to Lessee against the enforcement of the Lease by Lessor, or against any remedy which the Lessor may elect to pursue shall also be available to Guarantor.


    Dated: July 25, 1997

    Safeguard Scientifics, Inc.
    (Guarantor - Exact Legal Name)

    By: /s/ Michael W. Miles

    Title: Vice President


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